Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:	Stacie Shirley
Senior Vice President — Finance
and Treasurer
(214) 757-2967

Mark Anderson
Director — Finance
(214) 757-2934

Neiman Marcus Files Registration Statement for Initial Public Offering

DALLAS, Texas, June 24, 2013 — Neiman Marcus, Inc. (“Neiman Marcus” or the “Company”) announced today that it has filed a registration statement with the Securities and Exchange Commission for a proposed initial public offering of its common stock to be sold by existing stockholders of Neiman Marcus. The number of shares to be offered and the price range for the proposed offering have not yet been determined.

The offering will be made only by means of a prospectus. When available, copies of the preliminary prospectus related to the offering may be obtained from Credit Suisse Securities (USA) LLC, Attention: Prospectus Delivery Department, One Madison Avenue, New York, New York, 10010, telephone: 1-800-221-1037, or e-mail: newyork.prospectus@credit-suisse.com.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Neiman Marcus, Inc. is the parent of The Neiman Marcus Group, Inc.  Neiman Marcus, Inc. operations include the Specialty Retail Stores segment and the Online segment. The Specialty Retail Stores segment consists primarily of Neiman Marcus, Last Call and Bergdorf Goodman stores. The Online segment conducts direct to consumer operations under the Neiman Marcus, Horchow, Last Call and Bergdorf Goodman brand names.

From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain “forward-looking information,” including all statements related to the terms and completion of the potential initial public offering, all of which relate solely to current plans. These statements are made based on management’s expectations and beliefs concerning future events and are not guarantees of future performance.

The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: weakness in domestic and global capital markets and other economic conditions and the impact of such conditions on the Company’s ability to obtain credit; general economic and political conditions or changes in such conditions, including relationships between the United States and the countries from which the Company sources its merchandise; economic, political, social or other events resulting in the short-or long-term disruption in business at the Company’s stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods; changes in the demographic or retail environment; changes in consumer preferences or fashion trends;

changes in the Company’s relationships with customers due to, among other things, its failure to provide quality service and competitive loyalty programs, its inability to provide credit pursuant to its proprietary credit card arrangement or its failure to protect customer data or comply with regulations surrounding information security and privacy; the effects of incurring a substantial amount of indebtedness under the Company’s senior secured credit facilities and debentures; the ability to refinance the Company’s indebtedness under its senior secured credit facilities and the effects of any refinancing; the effects upon the Company of complying with the covenants contained in its senior secured credit facilities; restrictions on the terms and conditions of the indebtedness under the Company’s senior secured credit facilities may place on the Company’s ability to respond to changes in its business or to take certain actions; competitive responses to the Company’s loyalty programs, marketing, merchandising and promotional efforts or inventory liquidations by vendors or other retailers; changes in the financial viability of the Company’s competitors; seasonality of the retail business; adverse weather conditions or natural disasters, particularly during peak selling seasons; delays in anticipated store openings and renovations; the Company’s success in enforcing its intellectual property rights; changes in the Company’s relationships with designers, vendors and other sources of merchandise, including adverse changes in their financial viability, cash flows or available sources of funds; delays in receipt of merchandise ordered due to work stoppages or other causes of delay in connection with either the manufacture or shipment of such merchandise; changes in foreign currency exchange or inflation rates; significant increases in paper, printing and postage costs; changes in key management personnel and the Company’s ability to retain key management personnel; changes in the Company’s relationships with certain of its key sales associates and the Company’s ability to retain its key sales associates; changes in government or regulatory requirements increasing the Company’s costs of operations; litigation that may have an adverse effect on the Company’s financial results or reputation; terrorist activities in the United States and elsewhere; the impact of funding requirements related to the Company’s pension plan; the Company’s ability to provide credit to its customers pursuant to its proprietary credit card program arrangement, including any future changes in the terms of such arrangement and/or legislation impacting the extension of credit to its customers; and the design and implementation of new information systems as well as enhancements of existing systems.

These and other factors that may adversely affect the Company’s future performance or financial condition are contained in its Registration Statement, Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

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